UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

RESOURCE REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 17th Floor Philadelphia, Pennsylvania 19103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2021, Resource REIT, Inc. (the “Company”) entered into a letter agreement with C-III Capital Partners LLC (“C-III”) and RRE Legacy Co. LLC, f/k/a Resource Real Estate LLC (“Legacy Co”), pursuant to which the parties agreed to the following with respect to all outstanding operating partnership units of RRE Opportunity OP II, LP, the operating partnership of the Company (the “OP”), held by C-III and Legacy Co. C-III and Legacy Co provided their consent and waiver to the redemption by the OP of the Series A Preferred Units at the Redemption Price (as defined in the operating partnership agreement for the OP (the “Partnership Agreement”)), plus all accrued distributions on September 14, 2021, prior to the second anniversary of the original issuance date as contemplated by the Partnership Agreement. In addition, the Company agreed to waive the two-year hold period for the exercise of the exchange right provided to C-III and Legacy Co in the Partnership Agreement with respect to their common units, and C-III and Legacy Co provided notice of exchange to the OP and the Company.

In accordance with the letter agreement, on September 14, 2021, the OP redeemed 319,965 outstanding Series A Preferred Units held by C-III and Legacy Co and exchanged 7,539,737.53 common units held by C-III and Legacy Co for an equivalent number of shares of common stock of the Company.

Robert C. Lieber, a director of the Company at the time the side letter agreement was entered into and appointed to the board of directors pursuant to the terms of the Investor Rights Agreement as described in Item 5.02 below, has served as Executive Managing Director of C-III since July 2010.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on September 14, 2021, the Company issued 7,539,737.53 shares of its common stock in exchange for an equivalent amount of common units in the OP held by C-III and Legacy Co. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Departure

On September 14, 2021, Robert C. Lieber resigned as a director of the Company as contemplated pursuant to the terms of the Investor Rights Agreement dated September 8, 2020, by and among REIT I, RRE Opportunity OP, LP (“OP I”), C-III, and Legacy Co and assumed by the Company following its merger with REIT I. Mr. Lieber was the Investor Nominee (as defined below) designated by C-III and Legacy Co to serve as a director on the board of directors of the Company pursuant to the terms of the Investor Rights Agreement described below.

Among other rights, the Investor Rights Agreement provided C-III and Legacy Co the right, together, to designate one individual to be included on the slate of directors to be voted on by the stockholders of the Company (the “Investor Nominee”) until C-III and Legacy Co beneficially own, in the aggregate, less than 12.5% of the Series A Preferred Units. Pursuant to the terms of the Investors Rights Agreement the parties to the agreement acknowledged and agreed that the term of the Investor Nominee designated pursuant to the Investor Rights Agreement would automatically expire immediately on the date on which C-III and Legacy Co, together, own less than 12.5% of Series A Preferred Units. As described in Item 1.01 above, on September 14, 2021, the Company redeemed all outstanding Series A Preferred Units held by C-III and Legacy Co and Mr. Lieber resigned from the board of the Company effective immediately.

Mr. Lieber’s departure was not the result of any disagreement regarding the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: September 17, 2021	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President